Exhibit 99.1

Jupiter Wellness and Sanpellegrino Cosmetics Announce Launch of

Cosmofix MinoxiBoost in India: Boosts Effectiveness of Minoxidil (Rogaine®) for Hair Growth

●	MinoxiBoost, clinically proven to increase essential hair enzymes is designed to be integrated into the daily minoxidil routine of people seeking increased hair growth
●	Minoxidil, sold under the commercial brand name Rogaine®, is the top-selling hair growth product in the world with projected sales of 100 million units worth $1.2 billion in 2024

JUPITER, FL – July 25, 2023 -- Jupiter Wellness, Inc. (Nasdaq: JUPW), a diversified company that supports health and wellness, today announced the launch of Cosmofix MinoxiBoost in India in collaboration with its regional distributors, Sanpellegrino Cosmetics Pvt Ltd and Cosmofix Technovation Pvt Ltd, which have the exclusive distribution rights to Jupiter Wellness’ patented hair growth technology in 31 countries in Asia and the Middle East including India, the Philippines, Malaysia, Kuwait, Morocco, and Saudi Arabia.

In addition to upfront payments received upon signing of the distribution agreement in June of 2022, Jupiter is entitled to receive royalties on all sales of MinoxiBoost and soon-to-launch MinoxiClean in India and the 30 other countries included in the distribution agreement. The collaboration between Jupiter Wellness, Sanpellegrino and Cosmofix Technovation showcases a commitment to bringing innovative products to the Indian market.

MinoxiBoost is a patented breakthrough hair booster system that improves response to minoxidil for increased hair growth. Used before a daily minoxidil routine, MinoxiBoost helps to support healthy hair growth by enriching the hair and its sulfotransferase enzymes to give hair the boost it needs. In a 2-week clinical study, published in the Journal of the European Academy of Dermatology and Venerology, people with low hair sulfotransferase enzyme levels experienced up to a 7-X boost in this enzyme when using MinoxiBoost.

“We are proud to join forces with Sanpellegrino Cosmetics and Cosmofix Technovation to launch MinoxiBoost in the world’s second most populous country,” stated Jupiter Wellness CEO Brian John. “We are pleased to bring Indian consumers an innovative hair care solution that can significantly enhance their hair growth journey and is set to revolutionize the hair care industry by enhancing the effectiveness of minoxidil.”

For more information on Cosmofix MinoxiBoost please visit the company’s website at www.cosmofix.in.

About Jupiter Wellness

Jupiter Wellness is a diversified company that supports health and wellness by researching and developing over-the-counter (OTC) products and intellectual property. The Company’s product pipeline addresses a range of conditions, including hair loss, psoriasis, and vitiligo. Revenue is generated through the sales of OTC and consumer products and licensing royalties.

Interested investors and shareholders are encouraged to sign up for press releases and industry updates by registering for Email Alerts at https://jupiterwellness.com/email-alerts/ and by following Jupiter Wellness on Twitter and LinkedIn.

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Forward Looking Statements

This communication contains forward-looking statements regarding Jupiter Wellness, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Jupiter Wellness’ control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Jupiter Wellness and, including those described from time to time under the caption “Risk Factors” and elsewhere in Jupiter Wellness’ Securities and Exchange Commission (SEC) filings and reports, including Jupiter Wellness’ Annual Report on Form 10-K for the year ended December 31, 2023 and future filings and reports by Jupiter Wellness. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Jupiter Wellness on its website or otherwise. Jupiter Wellness undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Jupiter Wellness Media Contact:

Phone: 561-244-7100

Email: info@JupiterWellness.com

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